EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Semler Scientific, Inc.

Portland, Oregon

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198275 and No. 333-198891) of Semler Scientific, Inc. of our report dated February 13, 2015 relating to the financial statements of Semler Scientific, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

February 13, 2015